     Exhibit 99.1

Contact:	For Release:
Brad Cohen	July 27, 2011
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL FIRST QUARTER RESULTS

Highlights:
  Total revenue of $154 million, with branded growth up 3% over prior year period
  Branded disk systems and related maintenance revenue up 15% year-over-year
  Branded tape automation revenue up 8% year-over-year
  Expanded future market reach with StorNext appliance launch, StorNext reseller agreement with NetApp, Pancetera acquisition and other new products/partnerships
SAN JOSE, Calif., July 27, 2011 – Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today reported results for the first quarter of fiscal 2012 (FQ1’12), ended June 30, 2011. Revenue for the quarter totaled $154 million, down 6 percent from the first quarter of fiscal 2011 (FQ1’11) primarily due to the recognition of $9.5 million in OEM deduplication software license revenue in FQ1’11 that was not repeated. Branded revenue, which represented 80 percent of total non-royalty revenue for the quarter, grew 3 percent year-over-year.

For FQ1’12, GAAP net loss was $5 million, or 2 cents per diluted share, compared to a GAAP net loss of $3 million, or 1 cent per diluted share, in FQ1’11. Non-GAAP net income for the quarter was $3 million, or 1 cent per diluted share, down from $9 million, or 4 cents per diluted share, in the comparable quarter last year.

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“We are not pleased with our overall revenue result for the quarter and specifically the fact that disk systems and software sales did not meet our growth expectations; however, our branded business grew 3 percent and we delivered another strong quarter for tape automation,” said Jon Gacek, president and CEO of Quantum. “We also took a number of actions that we believe will expand our market reach and drive growth in the coming quarters, including introducing our first StorNext® appliance, acquiring Pancetera Software and preparing for today’s launch of our new DXi6701 and DXi6702 appliances. We believe these actions, along with our continued focus on improving sales and go-to-market execution, will enable us to get back on track and deliver on our fiscal 2012 goals.”

Outlook
For the second quarter of fiscal 2012, the company expects:
  Revenue of approximately $160 million.
  A GAAP gross margin rate slightly higher and non-GAAP gross margin rate slightly lower than those in FQ1’12.
  GAAP operating expenses of $66 million and non-GAAP operating expenses of $60 million.
  Interest expense of approximately $3 million and taxes of $1 million.
Business Highlights
Key business highlights for the June quarter include the following:
  Quantum announced and began shipping the StorNext M330, the first in a new family of StorNext appliances. It combines the high-performance, heterogeneous software file sharing and tiered, vendor-agnostic archiving benefits found in Quantum’s StorNext data management software with the simplicity of purpose-built hardware. Targeting organizations with sustained large data throughput challenges, the StorNext M330 addresses complex “big data” management needs yet is designed for ease of deployment with minimal configuration requirements.
  Also extending the market reach for StorNext, the company announced that NetApp would begin reselling StorNext software in combination with its disk-based products, giving customers a powerful unified storage solution for simultaneous sharing, managing, on-demand distribution and archiving of rich media files.
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  With its acquisition of Pancetera Software Inc., Quantum gained key assets for dramatically reducing the complexity and cost of managing and protecting data in virtual server environments. Pancetera technology is already compatible with Quantum’s DXi® disk backup and deduplication products, and the company plans to further integrate the technology into its DXi and StorNext roadmaps.
  The company finalized its new DXi6701 and DXi6702 deduplication appliances being announced today. Incorporating Quantum’s latest generation DXi 2.0 software, the new appliances provide industry-leading performance (twice that of leading competitors) and scalability, as well as a unique approach to distributing deduplication across a network. The DXi6701 and DXi6702 also deliver unparalleled value, starting at a price point as low as half that of leading competitors and with all the necessary software licenses included in the base price.
  Quantum’s DXi6000 disk backup and deduplication appliances were named “Storage Product of the Year” at the 2011 Storage Awards: The Storries VIII. The awards were based on votes cast by the readers of Storage Magazine, the UK’s leading IT and storage publication.
  The company announced a new OEM agreement with HP under which HP will brand and sell a new enterprise tape library based on Quantum’s Scalar i6000 platform. The agreement builds on the strong partnership the two companies have established in tape-based storage, including a previous OEM relationship in enterprise tape automation.
  Enhancing its tape archiving capabilities, Quantum introduced a new Extended Data Life Management (EDLM) feature that is part of the Scalar i6000 tape library’s iLayer™ management software. EDLM automates the integrity checking of tapes, improving resiliency and helping to protect valuable archived content that can be stored for years on tape. EDLM also integrates with StorNext Storage Manager™ archiving software to migrate content automatically from a suspect tape based on the results of an EDLM scan.
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Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, July 27, 2011, at 2:00 p.m. PDT, to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9692 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, July 27, 2011, at 2:00 p.m. PDT. Site for the webcast and related information: http://www.quantum.com/investors.

About Quantum
Quantum Corp. (NYSE:QTM) is the leading global specialist in backup, recovery, and archive. From small businesses to multinational enterprises, more than 50,000 customers trust Quantum to solve their data protection, retention and management challenges. Quantum’s best-of-breed, open systems solutions provide significant storage efficiencies and cost savings while minimizing risk and protecting prior investments. They include three market-leading, highly scalable platforms: DXi®-Series disk-based deduplication and replication systems for fast backup and restore, Scalar® tape automation products for disaster recovery and long-term data retention, and StorNext® data management software and appliances for high-performance file sharing and archiving. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum, the Quantum logo, DXi, iLayer, Scalar, StorNext and StorNext Storage Manager are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, the statements regarding actions we believe will expand our market reach and drive growth in the coming quarters; that we believe these actions, along with our continued focus on improving sales and go-to-market execution, will enable us to get back on track and deliver on our fiscal 2012 goals; that we plan to further integrate the Pancetera technology into our DXi and StorNext roadmaps; and that HP will brand and sell a new enterprise tape library based on our Scalar i6000 platform, as well as all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Item 1A. Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2011. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage, and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles, share-based compensation expense, restructuring charges and acquisition expenses for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Acquisition Expenses
The acquisition expenses are those expenses incurred to acquire Pancetera and are not part of Quantum’s future core operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2011	June 30, 2010
Revenue:
Product	$102,268	$108,454
Service	36,696	38,637
Royalty	14,571	16,134
Total revenue	153,535	163,225
Cost of revenue:
Product	68,507	70,635
Service	22,066	25,136
Restructuring benefit related to cost of revenue	(300)	—
Total cost of revenue	90,273	95,771
Gross margin	63,262	67,454

Operating expenses:
Research and development	18,580	18,122
Sales and marketing	30,525	30,078
General and administrative	16,002	15,483
Restructuring benefit	(164)	(83)
	64,943	63,600
Income (loss) from operations	(1,681)	3,854

Interest income and other, net	(98)	(32)
Interest expense	(2,809)	(6,115)
Loss before income taxes	(4,588)	(2,293)
Income tax provision	638	403
Net loss	$(5,226)	$(2,696)

Basic and diluted net loss per share	$(0.02)	$(0.01)

Basic and diluted weighted average common and common equivalent shares	228,423	215,448

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$2,575	$5,547
Research and development	—	100
Sales and marketing	3,331	3,394
General and administrative	25	25
	5,931	9,066
Share-based compensation:
Cost of revenue	455	460
Research and development	640	749
Sales and marketing	719	885
General and administrative	1,203	948
	3,017	3,042
Acquisition expenses	232	—

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2011	March 31, 2011*
Assets
Current assets:
Cash and cash equivalents	$73,829	$76,010
Restricted cash	1,586	1,863
Accounts receivable, net	96,825	114,969
Manufacturing inventories	49,085	48,131
Service parts inventories	43,583	45,036
Deferred income taxes	6,219	6,271
Other current assets	11,540	11,274
Total current assets	282,667	303,554
Long-term assets:
Property and equipment, net	25,365	24,980
Intangible assets and goodwill	96,537	91,481
Other long-term assets	10,321	10,950
Total long-term assets	132,223	127,411
	$414,890	$430,965
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$50,846	$52,203
Accrued warranty	7,157	7,034
Deferred revenue, current	81,249	87,488
Current portion of long-term debt	1,016	1,067
Accrued restructuring charges	1,565	4,028
Accrued compensation	30,335	31,249
Income taxes payable	1,483	1,172
Other accrued liabilities	18,714	21,418
Total current liabilities	192,365	205,659
Long-term liabilities:
Deferred revenue, long-term	33,493	34,281
Deferred income taxes	6,271	6,820
Long-term debt	98,051	103,267
Convertible subordinated debt	135,000	135,000
Other long-term liabilities	7,165	7,049
Total long-term liabilities	279,980	286,417
Stockholders’ deficit	(57,455)	(61,111)
	$414,890	$430,965

*	Derived from the March 31, 2011 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net loss	$(5,226)	$(2,696)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,982	2,974
Amortization	6,482	9,477
Service parts lower of cost or market adjustment	1,735	4,458
Deferred income taxes	(493)	156
Share-based compensation	3,017	3,042
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	18,150	(2,152)
Manufacturing inventories	(2,564)	(3,204)
Service parts inventories	1,328	(321)
Accounts payable	(1,364)	(4,559)
Accrued warranty	123	(69)
Deferred revenue	(7,055)	(15,185)
Accrued restructuring charges	(2,486)	(1,351)
Accrued compensation	(1,019)	(4,136)
Income taxes payable	303	(623)
Other assets and liabilities	(2,545)	(1,520)
Net cash provided by (used in) operating activities	11,368	(15,709)

Cash flows from investing activities:
Purchases of property and equipment	(3,413)	(2,193)
Decrease in restricted cash	300	72
Return of principal from other investments	—	95
Payments for business acquisition, net of cash acquired	(8,152)	—
Net cash used in investing activities	(11,265)	(2,026)

Cash flows from financing activities:
Repayments of long-term debt	(5,267)	(471)
Payment of taxes due upon vesting of restricted stock	(424)	(429)
Proceeds from issuance of common stock	3,433	1,037
Net cash provided by (used in) financing activities	(2,258)	137

Effect of exchange rate changes on cash and cash equivalents	(26)	(61)

Net decrease in cash and cash equivalents	(2,181)	(17,659)
Cash and cash equivalents at beginning of period	76,010	114,947
Cash and cash equivalents at end of period	$73,829	$97,288

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2011
				Per Share	Per Share
		Gross		Net Income	Net Income
	Gross	Margin	Net Income	(Loss),	(Loss),
	Margin	Rate	(Loss)	Basic	Diluted
GAAP	$63,262	41.2%	$(5,226)	$(0.02)	$(0.02)
Non-GAAP Reconciling Items:
Amortization of intangibles	2,575		5,931
Share-based compensation	455		3,017
Restructuring benefit	(300)		(464)
Acquisition expenses	—		232
Non-GAAP	$65,992	43.0%	$3,490	$0.02	$0.01

Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(5,226)	$3,490

Weighted average shares:
Basic				228,423	228,423
Dilutive shares from restricted stock				—	6
Dilutive shares from stock plans				—	9,683
Dilutive shares from convertible notes				—	—
Diluted				228,423	238,112

	Three Months Ended June 30, 2010
				Per Share	Per Share
		Gross		Net Income	Net Income
	Gross	Margin	Net Income	(Loss),	(Loss),
	Margin	Rate	(Loss)	Basic	Diluted
GAAP	$67,454	41.3%	$(2,696)	$(0.01)	$(0.01)
Non-GAAP Reconciling Items:
Amortization of intangibles	5,547		9,066
Share-based compensation	460		3,042
Restructuring benefit	—		(83)
Non-GAAP	$73,461	45.0%	$9,329	$0.04	$0.04

Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(2,696)	$9,329

Weighted average shares:
Basic				215,448	215,448
Dilutive shares from stock plans				—	9,846
Dilutive shares from convertible notes				—	—
Diluted				215,448	225,294

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST SECOND QUARTER FISCAL 2012
GAAP TO NON-GAAP RECONCILIATION
(In millions)

Forecast operating expense on a GAAP basis	$66.0
Forecast amortization of intangibles	3.3
Forecast share-based compensation	2.7
Forecast operating expense on a non-GAAP basis	$60.0

Estimates based on current (July 27, 2011) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 14, 2011. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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